UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2018

(Date of earliest event reported: September 24, 2018)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 24, 2018, the Company notified Maxim Group LLC of its intent to file a duly executed Demand for Arbitration for breach of contract with the Financial Industry Regulatory Authority (“FINRA”). Maxim Group received the Company’s Notice and without first filing a required notification to the Company, it filed a Statement of Claim with FINRA alleging breach of contract and the Company’s failure to remove the restrictive legend from a stock certificate in the amount of 500,000 shares.

On October 1, 2018, the Company filed an Answer and Statement of Counterclaim with FINRA. In this filing, the Company asserted an affirmative defense of Maxim Group’s failure to serve the Company with a written demand for arbitration. The Company also asserted a second affirmative defense that Maxim Group did not have clean hands and was entitled to no relief due to Maxim Group’s breach of contract. The Company counterclaimed stated that it filed a demand for arbitration between the parties and alleged Maxim Group’s failure to perform the required services under its Financial Advisory Agreement of July 9, 2015, as amended on January 10, 2018. The Company is seeking the return of the 4,000,000 shares of common stock it previously paid to Maxim Group and damages in the amount determined at the hearing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: October 1, 2018	By:	/s/ Douglas Beplate
Douglas Beplate

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